EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in MicroVision, Inc.’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

November 1, 2012